UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2009, Eastman Kodak Company announced the consolidation of the positions of President and Chief Operating Officer of its Film, Photofinishing and Entertainment Group (“FPEG”).  Also on June 18, 2009, the Company announced the appointment of Brad W. Kruchten, Vice President, as President, FPEG, effective July 1, 2009.  Mr. Kruchten joined the Company in 1982 and currently holds the position of Chief Operating Officer of FPEG.

As a result of the consolidation, on June 18, 2009, the Company announced the retirement of Mary Jane Hellyar, Executive Vice President and President, FPEG, effective July 1, 2009.  On June 17, 2009, the Executive Compensation and Development Committee of the Company’s Board of Directors approved the payment of Ms. Hellyar’s severance arrangement, which will be consistent with the previously disclosed terms of her August 18, 2006 letter agreement with the Company.

The Company issued a press release relating to these events on June 18, 2009, which is attached to this filing as Exhibit (99.1).

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

(99.1)	Press release issued by Eastman Kodak Company on June 18, 2009 relating to the appointment of Bradley Kruchten.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Robert L. Berman

                                                                                                Robert L. Berman
                                                                                                Chief Human Resources Officer
                                                                                                 and Senior Vice President

Date:  June 18, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on June 18, 2009 relating to the appointment of Bradley Kruchten.